SpringWorks Therapeutics Reports Fourth Quarter and Full-Year 2021 Financial Results and Recent Business Highlights

– Topline Analysis from Phase 3 DeFi Trial Expected to be Triggered in the First Quarter of 2022; Topline Data Expected to be Reported During the First Half of 2022 –

– Expanded Collaboration with GlaxoSmithKline to Include Two New Sub-Studies Evaluating the Combination of Nirogacestat Plus BLENREP with Standard-of-Care Multiple Myeloma Therapies; Initial Clinical Data from Ongoing Study Expected Mid-Year –

– Further Advanced Broad, Non-Exclusive Strategy to Evaluate Nirogacestat as a Potential Cornerstone of BCMA Combination Therapy; Signed Seventh Clinical Collaboration and Currently Dosing Patients in Five Clinical Studies Across Modalities –

– Completed Enrollment in Phase 2b ReNeu Trial Evaluating Mirdametinib in Adult and Pediatric Patients with NF1-Associated Plexiform Neurofibromas –

– Expanded Targeted Oncology Pipeline with In-License of Portfolio of Next-Generation
Mutation-Selective EGFR Inhibitors –

– Ended 2021 with $432.7 Million in Cash, Cash Equivalents and Marketable Securities –

STAMFORD, Conn., February 24, 2022 – SpringWorks Therapeutics, Inc. (Nasdaq: SWTX), a clinical-stage biopharmaceutical company focused on developing life-changing medicines for patients with severe rare diseases and cancer, today reported financial results for the fourth quarter and full-year periods ended December 31, 2021 and provided an update on recent company developments.

“2021 was another year of strong execution for SpringWorks as we advanced our targeted oncology portfolio and continued to build a fully-integrated biopharmaceutical company with capabilities spanning research, early and late-stage development, and commercial," said Saqib Islam, Chief Executive Officer of SpringWorks. “2022 is set up to be a meaningful year for us and the patients we are working to serve as we expect to share data across our pipeline, including topline data from the Phase 3 DeFi study and clinical data across our BCMA and biomarker-defined metastatic solid tumor programs. We believe we have a strong infrastructure that will allow us to continue to build upon the multiple opportunities we have created and drive our growth in 2022 and beyond.”

Recent Business Highlights and Upcoming Milestones

Rare Oncology

•SpringWorks is conducting the Phase 3 DeFi trial evaluating nirogacestat in adult patients with progressing desmoid tumors. DeFi is an event-driven trial with a primary endpoint of progression-free survival. The Company expects to trigger the topline analysis from the Phase 3 DeFi trial in the first quarter of 2022 and to report these data during the first half of the year.
•Recruitment is ongoing in a Phase 2 study sponsored by the Children’s Oncology Group evaluating nirogacestat in pediatric patients with desmoid tumors.

•In November 2021, SpringWorks completed enrollment in the Phase 2b ReNeu trial evaluating mirdametinib in adult and pediatric patients with NF1-associated plexiform neurofibromas (NF1-PN).
•Patients continue to be dosed in a Phase 1/2 clinical trial evaluating mirdametinib in children and young adults with low-grade glioma.

B-cell Maturation Antigen (BCMA) Combinations in Multiple Myeloma

SpringWorks continues to advance nirogacestat as a potential cornerstone of BCMA combination therapy across modalities in collaboration with seven industry leaders.

•In October 2021, SpringWorks announced an update from its ongoing clinical collaboration with GlaxoSmithKline evaluating nirogacestat in combination with BLENREP (belantamab mafodotin-blmf) in patients with relapsed or refractory multiple myeloma. The first combination dose level, which is evaluating 0.95 mg/kg Q3W BLENREP plus nirogacestat, has been expanded based on encouraging preliminary data observed in the dose exploration Phase 1 portion of the nirogacestat DREAMM-5 sub-study. Initial clinical data are expected to be presented in mid-2022. The 0.95 mg/kg Q3W BLENREP + nirogacestat cohort has advanced into a randomized Phase 2 expansion and is now enrolling patients to further explore the safety and efficacy profile of the combination versus a 2.5 mg/kg Q3W BLENREP monotherapy control arm, which is the same as the FDA approved monotherapy dose and schedule of BLENREP. In parallel, additional dose levels and schedules of BLENREP plus nirogacestat continue to be evaluated in the Phase 1 portion of the study. In addition, two new sub-studies will evaluate the BLENREP plus nirogacestat combination together with standard-of-care multiple myeloma therapies in the DREAMM-5 trial (pomalidomide plus dexamethasone and lenalidomide plus dexamethasone). Data from these two new sub-studies may enable future clinical trials in earlier lines of multiple myeloma.
•In December 2021, the Company entered into a clinical trial collaboration agreement with AbbVie, Inc. to evaluate nirogacestat in combination with ABBV-383, AbbVie’s investigational CD3 bispecific antibody directed against BCMA, in patients with relapsed or refractory multiple myeloma.
•In December 2021, SpringWorks announced that the first patient has been dosed in a Phase 1b/2 trial evaluating nirogacestat with elranatamab (PF-06863135), Pfizer’s investigational BCMA CD3-targeted bispecific antibody, in patients with relapsed or refractory multiple myeloma.
•In addition to the current ongoing studies, SpringWorks expects that a Seagen-sponsored trial of nirogacestat + SEA-BCMA and an AbbVie-sponsored Phase 1b trial of nirogacestat + ABBV-383 will each initiate enrollment in the first half of 2022.

Biomarker-Defined Metastatic Solid Tumors

•Enrollment is ongoing in a Phase 1b/2 trial evaluating mirdametinib with BeiGene’s RAF dimer inhibitor, lifirafenib, in adult patients with RAS/RAF mutant and other MAPK pathway aberrant solid tumors. Initial clinical data from the BeiGene-sponsored trial are expected to be presented at an upcoming SpringWorks-sponsored R&D Day.
•Enrollment is ongoing in a Phase 1 trial of BGB-3245 in adult patients with RAF mutant solid tumors. BGB-3245 is a selective RAF dimer inhibitor being developed by MapKure, LLC, a joint venture between SpringWorks and BeiGene. Initial clinical data from the MapKure-sponsored trial are expected to be presented at an upcoming SpringWorks-sponsored R&D Day.
•Enrollment is ongoing in a Phase 1b/2a platform study sponsored by Memorial Sloan Kettering Cancer Center evaluating mirdametinib both as a monotherapy and as a combination therapy in advanced solid tumors harboring selected MAPK-activating mutations.
•Preclinical data from the TEAD inhibitor program are expected to be presented at the American Association for Cancer Research annual meeting in April 2022.
•In October 2021, SpringWorks entered into an exclusive worldwide license agreement with Dana-Farber Cancer Institute (Dana-Farber) and a sponsored research agreement with Stanford Medicine for a portfolio of novel small molecule inhibitors of Epidermal Growth Factor Receptor

(EGFR) designed for the treatment of EGFR-mutant cancers. In addition, SpringWorks entered into a collaboration agreement with Ab Magnitude Ventures Group, LLC and Ab Magnitude Fund, LP (collectively, “Ab Magnitude”) to collaborate on target discovery and initial hit finding to advance next generation oncology therapeutics. SpringWorks and Ab Magnitude will also collaborate on the portfolio of EGFR inhibitors in-licensed by SpringWorks from Dana-Farber, with Ab Magnitude supporting optimization and characterization of the portfolio using its computational structural biology platform.

Fourth Quarter and Full Year 2021 Financial Results

•Revenue: SpringWorks did not recognize any revenue for the fourth quarter or year ended December 31, 2021, and the Company does not currently have any sources of recurring revenue. The fourth quarter and full year 2020 included revenue of $35.0 million, attributable to the nonrefundable upfront payment from Jazz Pharmaceuticals in October 2020, related to the asset purchase and exclusive license agreement between SpringWorks and Jazz Pharmaceuticals under which Jazz acquired SpringWorks’ fatty acid amide hydrolase (FAAH) inhibitor program.
•Research and Development (R&D) Expenses: R&D expenses were $29.3 million and $101.7 million for the fourth quarter and full-year periods, respectively, compared to $15.3 million and $51.9 million for the comparable periods of 2020. The increases in R&D expenses were attributable to an increase in internal costs driven by the growth in employee costs associated with increases in the number of R&D personnel and an increase in stock-based compensation expense as well as an increase in external costs related to drug manufacturing and trial costs, as well as the $11.0 million nonrefundable upfront payment for the in-licensing of the TEAD inhibitor program.
•General and Administrative (G&A) Expenses: G&A expenses were $26.5 million and $71.8 million for the fourth quarter and full-year periods, respectively, compared to $8.5 million and $29.5 million for the comparable periods of 2020. The increases in G&A expenses were primarily attributable to the hiring of additional personnel in our G&A functions as we continued to expand our operations to support the organization, including commercialization preparation efforts that are underway, and an increase in stock-based compensation expense. In addition, G&A expenses included an increase in information technology costs, and consulting and professional services, including legal, regulatory and compliance.
•Net Loss Attributable to Common Stockholders: SpringWorks reported a net loss of $56.1 million, or $1.15 per share, for the fourth quarter of 2021 and a net loss of $173.9 million, or $3.59 loss per share, for the year ended December 31, 2021. This compares to net income of $11.3 million, or $0.23 per share, for the fourth quarter of 2020 and a net loss of $45.6 million, or $1.05 per share for the year ended December 31,2020.
•Cash Position: Cash, cash equivalents and marketable securities were $432.7 million as of December 31, 2021.

COVID-19 Update

To date, the COVID-19 pandemic has had a relatively modest impact on SpringWorks’ business operations, in particular on SpringWorks’ clinical trial programs, and SpringWorks is undertaking considerable efforts to mitigate the various challenges presented by this crisis. For further details and descriptions of the risks associated with the COVID-19 pandemic, please see the Risk Factors in SpringWorks’ periodic filings with the Securities and Exchange Commission and refer to the Forward-Looking Statements section in this press release.

About SpringWorks Therapeutics

SpringWorks is a clinical-stage biopharmaceutical company applying a precision medicine approach to acquiring, developing and commercializing life-changing medicines for patients living with severe rare diseases and cancer. SpringWorks has a differentiated targeted oncology portfolio of small molecule product candidates and is advancing 17 development programs, including two potentially registrational clinical trials in rare tumor types as well as several programs addressing highly prevalent, genetically defined cancers. SpringWorks’ strategic approach and operational excellence in clinical development have enabled it to rapidly advance its two lead product candidates into late-stage clinical trials while simultaneously entering into multiple shared-value partnerships with innovators in industry and academia to expand its portfolio and create more solutions for patients with cancer. For more information, visit www.springworkstx.com and follow @SpringWorksTx on Twitter and LinkedIn.

SpringWorks uses its website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Such disclosures will be included on the Company’s website in the ‘Investors & Media’ section. Accordingly, investors should monitor such portions of the SpringWorks website, in addition to following press releases, SEC filings and public conference calls and webcasts.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding SpringWorks’ clinical trials and its strategy, business plans and focus. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, those related to SpringWorks’ financial results, the timing for initiation, enrollment, progress and completion of SpringWorks’ clinical trials or third-party clinical trials of its product candidates, the timing for expected data readouts from partners and partners' clinical trials, the expected benefits of collaborations, the fact that interim results from a clinical study may not be predictive of the final results of such study or the results of other ongoing or future studies, whether and when, if at all, SpringWorks’ product candidates will receive approval from the U.S. Food and Drug Administration, or FDA, or other foreign regulatory authorities, uncertainties and assumptions regarding the impact of the COVID-19 pandemic on SpringWorks’ business, operations, clinical trials involving its product candidates, supply chain, strategy, goals and anticipated timelines, competition from other biopharmaceutical companies, and other risks identified in SpringWorks’ SEC filings. SpringWorks cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. SpringWorks disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this press release represent SpringWorks’ views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date.

SpringWorks Therapeutics, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

	Year Ended December 31,
(in thousands, except share and per-share data)	2021	2020	2019

Licensing revenue	$—	$35,000	$—
Operating expenses:
Research and development	101,676	51,859	42,545
General and administrative	71,792	29,465	16,694
Total operating expenses	173,468	81,324	59,239
Loss from operations	(173,468)	(46,324)	(59,239)
Other income:
Other income (expense)	(152)	25	—
Interest income, net	698	1,330	3,547
Total other income	546	1,355	3,547
Equity investment loss	(988)	(605)	(2,614)
Net loss	$(173,910)	$(45,574)	$(58,306)
Reconciliation of net loss to net loss attributable to common stockholders and unit holders:
Net loss	$(173,910)	$(45,574)	$(58,306)
Net gain attributable to extinguishment of Series A convertible preferred and Junior Series A convertible preferred units	—	—	7,729
Net loss attributable to common stockholders and unit holders, basic and diluted	$(173,910)	$(45,574)	$(50,577)

Net loss per share, basic and diluted	$(3.59)	$(1.05)	$(3.81)
Weighted average common units outstanding, basic and diluted	—	—	—
Weighted average common shares outstanding, basic and diluted	48,497,790	43,300,063	13,274,836

SpringWorks Therapeutics, Inc.

Selected Balance Sheet Data (Unaudited)

	As of December 31,
	2021	2020
(in thousands)
Cash, cash equivalents and marketable securities	$432,731	$561,820
Working Capital (1)	352,941	495,788
Total assets	452,494	576,191
Total liabilities	30,098	19,133
Accumulated deficit	(292,513)	(118,603)
Total stockholders’ equity	422,396	557,058
(1)We define Working Capital as current assets less current liabilities.

Contacts:
Kim Diamond
Vice President, Communications and Investor Relations
Phone: 203-561-1646

Email: kdiamond@springworkstx.com

Samantha Hilson Sandler
Director, Investor Relations
Phone: 203-461-5501
Email: samantha.sandler@springworkstx.com